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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan UK Revenue Approved Sub Plan of our report dated February 10, 2003, except for Note P, as to which the date is February 28, 2003, with respect to the consolidated financial statements of Keane, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Boston, Massachusetts
March 21, 2003